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                                  Exhibit 99.1



Richard Dressler
Vice President, Finance, Chief Financial Officer, and Treasurer
Voice: 860-347-8506
inquire@zygo.com


                                                           For Immediate Release
                                                           ---------------------

         ZYGO PAYS OFF MORTGAGE DEBT ON WESTBOROUGH FACILITY, ANNOUNCES
             EXPECTED CHARGE TO EARNINGS RELATED TO THE DISCONTINUED
                          TELECOMMUNICATIONS BUSINESS

MIDDLEFIELD, CONNECTICUT (DECEMBER 23, 2003).....Zygo Corporation (NASDAQ: ZIGO)

Zygo Corporation announced today that it has paid off the remaining mortgage debt of $11.0 million on its vacant Westborough, Massachusetts, facility. The mortgage debt, which carried interest at 7.5% per annum, required monthly principal payments of $70,000, plus interest, until April 2007 with a balloon payment of $8.2 million in May 2007. In connection with the debt repayment, the Company also paid the balance of a related interest rate swap agreement of $1.1 million. The aggregate payment of $12.1 million was funded from the Company's available cash and marketable securities ($48.5 million at September 26, 2003). The Westborough facility was used in conjunction with the Company's telecommunications segment, which was discontinued in September 2002.

Bruce Robinson, Zygo's chief executive officer, commented, "Paying off the mortgage makes us debt-free and eliminates our monthly interest expense. Given the current low rate of interest on short-term investments and the scheduled maturity of our debt, we feel this was a prudent use of the Company's excess cash reserves."

The Company also announced that it would take an impairment charge in the second quarter on the value of the facility because of the continued deterioration in the local real estate market for clean room space. The Company anticipates the charge, which would be classified in discontinued operations, will range between $1.2 - $1.5 million, net of tax. The payment of the swap agreement will result in an additional estimated charge to discontinued operations, net of tax, of $0.6 million.





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Zygo Corporation (NASDAQ: ZIGO), headquartered in Middlefield, Connecticut, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and defense/aerospace industries. See ZYGO's web site at www.zygo.com for additional information.

All statements other than statements of historical fact included in this news release regarding the Company's financial position, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to our major customer, manufacturing and supplier risks, dependence on new product development, rapid technological and market change, international operations, dependence on proprietary technology and key personnel, length of the sales cycle, environmental regulations, and changes in expected costs of discontinued operations. Further information on potential factors that could affect Zygo Corporation's business is described in the Company's reports on file with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended June 30, 2003.

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